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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

              (Date of report)                    NOVEMBER 2, 2006
              (Date of earliest event reported)   NOVEMBER 2, 2006

                        NORTHERN BORDER PIPELINE COMPANY
             (Exact name of registrant as specified in its charter)

           TEXAS                    333-88577                 74-2684967
(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)           Identification No.)

                       13710 FNB PARKWAY, OMAHA, NEBRASKA
                    (Address of principal executive offices)

                                   68154-5200
                                   (Zip code)

                                 (402) 492-7300
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Summarized operating and financial information of Northern Border Pipeline Company for the three and nine months ended September 30, 2006 and 2005 and balance sheet information at September 30, 2006 and December 31, 2005 is as follows:

                                                         Three months ended           Nine months ended
                                                           September 30                  September 30
(unaudited)                                            2006           2005           2006            2005
------------------------------------------------     ---------      ---------      ---------      ---------

OPERATING RESULTS
Gas delivered (million cubic feet)                     212,942        212,481        603,940        612,445
Average throughput (million cubic feet per day)         2,379          2,380          2,269          2,311

FINANCIAL RESULTS (millions of U. S. dollars)
Operating revenues, net                                   80.3           89.0          231.5          241.6
Operating expenses
   Operations and maintenance                             13.8           10.6           35.9           29.4
   Depreciation and amortization                          14.6           14.5           44.0           43.2
   Taxes other than income                                 8.2            8.1           24.2           23.4
                                                     ---------      ---------      ---------      ---------
Total operating expenses                                  36.6           33.2          104.1           96.0
                                                     ---------      ---------      ---------      ---------
Operating income                                          43.7           55.8          127.4          145.6
Interest expense, net                                    (10.8)         (10.7)         (32.5)         (31.9)
Other income                                               0.8            1.1            1.5            1.9
                                                     ---------      ---------      ---------      ---------
Net income                                                33.7           46.2           96.4          115.6
                                                     =========      =========      =========      =========

CAPITAL EXPENDITURES (millions of U. S. dollars)
Maintenance                                               (0.4)           3.9            6.7           12.0
Growth                                                     0.6            3.0           10.3            5.0

                                                                SEPTEMBER 30,      December 31,
                                                                         2006              2005
SUMMARY BALANCE SHEET DATA (millions of U.S. dollars)             (UNAUDITED)
-----------------------------------------------------------     -------------     -------------

Total assets                                                          1,569.4           1,604.7
                                                                =============     =============

Other current liabilities and reserves and deferred credits              70.4              60.8
Long-term debt (including current maturities)                           608.5             628.9
Partners' capital                                                       889.4             912.7
Accumulated other comprehensive income                                    1.1               2.3
                                                                -------------     -------------
Total liabilities and partners' equity                                1,569.4           1,604.7
                                                                =============     =============

   o Our net income for the third quarter of 2006 was $12.5 million lower when compared to the same period last year. The reduction in our net income is primarily due to decreased net operating revenues and increased operations and maintenance expenses. The decrease in net operating revenues is mainly due to a one-time increase in revenues in the third quarter of 2005 of $9.4 million due to the recognition of the sale of our bankruptcy claims against Enron and Enron North America and to an increase in 2006 of $1.5 million to our provision for rate refunds. The decrease was offset by increased revenues of $2.2 million related to Chicago III Expansion Project and other transportation services. Increased operations and


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      maintenance expenses of $3.2 million as compared to the same period last year is due to increased general and administrative expenses and electric compression charges associated with the Chicago III Expansion Project.

   o Our contracted capacity averaged approximately 101 percent during the third quarter of 2006, substantially the same when compared with contracted capacity for the third quarter of 2005. For the nine months ended September 30, 2006, our contracted capacity averaged approximately 97 percent.

   o For the third quarter of 2006, the weighted average system rate was $0.365 per mcf, marginally above the weighted average system rate from the same period last year. The weighted average system rate varies due to changing transportation paths as well as discounting activity.

ITEM 7.01 REGULATION FD DISCLOSURE.

During the fourth quarter of 2005, our contracted capacity averaged approximately 99 percent. We expect fourth quarter 2006 average contracted capacity will be similar to fourth quarter of 2005. Discounting transportation rates on a short-term basis may be necessary to optimize revenue depending upon market conditions.

FORWARD-LOOKING STATEMENT

The statements in this Form 8-K that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although we believe that our expectations regarding future events are based on reasonable assumptions within the bounds of our knowledge of our business, we can give no assurance that our goals will be achieved or that our expectations regarding future developments will be realized. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include:

   The ability to market pipeline capacity on favorable terms, which is affected by:

   o  future demand for and prices of natural gas;

   o  competitive conditions in the overall natural gas and electricity markets;

   o  availability of supplies of Canadian and U.S. natural gas;

   o  availability of additional storage capacity; weather conditions; and

   o competitive developments by Canadian and U.S. natural gas transmission peers.

In accordance with General Instruction B.2. of Form 8-K, the information in this report is being furnished and is not deemed to be "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to the liabilities of that section. Accordingly, the information in this report will not be incorporated by reference into any filing made by Northern Border Pipeline Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified therein as being incorporated therein by reference.


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ITEM 8.01 OTHER EVENTS.

The stipulation and agreement filed with the Federal Energy Regulatory Commission in September 2006, which documents the settlement of our rate case establishes maximum long-term mileage-based rates and charges for transportation on our system. Beginning in 2007, overall rates will be reduced, compared with rates prior to the filing, by approximately 5 percent. For the full transportation route from Port of Morgan, Montana to the Chicago area, the previous charge of approximately $0.46 per Dth will now be approximately $0.44 per Dth, which is comprised of a reservation rate, commodity rate and a compressor usage surcharge. The factors used in calculating depreciation expense for transmission plant are being increased from the current 2.25 percent to 2.40 percent. The settlement also provides for seasonal rates for short-term transportation services. Seasonal maximum rates vary on a monthly basis from approximately $0.54 per Dth to approximately $0.29 per Dth for the full transportation route from Port of Morgan, Montana to the Chicago area. The settlement includes a three-year moratorium on filing rate cases and participants challenging these rates, and requires that we file a rate case within six years.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         Northern Border Pipeline Company
                                         By: ONEOK Partners GP, L.L.C., Operator

Date: November 2,  2006              By: /s/ William R. Cordes
                                         ---------------------
                                         William R. Cordes
                                         President -- Northern Border Pipeline

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